UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2021, the board of directors (the “Board”) of Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) expanded the size of the Board, such that it will consist of seven directors rather than five directors. In connection with this expansion, the Board appointed Brian P. Mathis and David A. Roth to serve as directors, with Mr. Mathis serving as an independent director, effective as of September 8, 2021, until their successors are duly elected and qualify. Following Mr. Mathis and Mr. Roth’s appointments, the Board consists of seven directors, four of whom are independent of the Company, its advisor and their respective affiliates.

Mr. Mathis is a founding partner of Pine Street Alternative Asset Management (“Pine Street”), a premier investment management firm focused on emerging hedge fund managers. Prior to founding Pine Street in 2011, Mr. Mathis was a Co-Managing Partner of Provident Group Asset Management, LLC (“PGAM”) where he was a member of the investment committee and primarily responsible for portfolio construction and capital raising. Before joining PGAM, Mr. Mathis was a Managing Director at Advent Capital Management, responsible for business development and marketing of their multi-strategy, credit and convertible hedge fund strategies. Prior to Advent, Mr. Mathis was a Director at Pacific Alternative Asset Management Company (“PAAMCO”), a fund of hedge funds with over $7.5 billion of assets under management. Prior to PAAMCO, Mr. Mathis was a Vice President at J.P. Morgan Chase & Co. serving in various private equity groups. Mr. Mathis served on the Board of Directors/Advisors for PlusFunds (observer), Eastport Operating Partners LP, Edison Schools, LinksCorp, and Bell Sports. Mr. Mathis currently serves on the Board of Directors for Vericast, a privately held marketing solutions business, and NewHold Investment Corporation (NASDAQ: NHIC), special purpose acquisition company or “SPAC” focused on industrial technology. Mr. Mathis received a Bachelor’s Degree in Business Administration from the University of Michigan Business School and a Juris Doctor and Master’s Degree in Public Administration from Harvard Law School and the John F. Kennedy School of Government, Harvard University, respectively.

We believe that Mr. Mathis brings significant alternative asset investment experience to the board of directors, including hedge fund, private equity, and venture capital experience, globally. His qualifications to serve on our board are also demonstrated by his experience in serving on the board of directors of Vericast and NewHold Investment Corporation.

Mr. Roth serves as a Partner in the Ares real estate group and Head of U.S. Real Estate Private Equity and serves on the Ares Real Estate Group Global Investment Committee and Ares Real Estate Debt Investment Committee. Prior to joining Ares in January 2019, Mr. Roth was a Senior Managing Director in the Real Estate Group at Blackstone Inc. (NYSE: BX) Previously, he was a Principal in the Acquisitions Group at Walton Street Capital, a Senior Vice President and Chief Investment Officer - Europe at Security Capital Group and an Associate at Wachtell Lipton Rosen & Katz. Mr. Roth earned a B.A. degree from Dartmouth College and a J.D. from New York University School of Law.

We believe that Mr. Roth’s qualifications to serve on our board of directors are demonstrated by his extensive experience in real estate investments, including specifically his experience serving in leadership positions at Ares and Blackstone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
September 10, 2021
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer